Exhibit 10.2

RMB Line of Credit Maximum Amount Guarantee Agreement

Jilin Branch

Contract No.: Baocheng 001PIFU220620000201200023-1
Guarantor (Party A): Jilin Credit Guarantee Investment Co., Ltd Siping Heat Exchanger Industry Branch Company
Address：No. 637, Central West Road, Siping City      Post code：136000
Legal representative（Peron in charge）：Chen Zhitao
Fax：0434-7772777              Telephone：0434-7772777

Creditor（Party B）：China Construction Bank Co., Ltd Siping Branch
Add: No. 637 of Central West Road, Siping City                                                                                     Post Code: 136100
Peron in charge: Jiang Wenbo
Fax：0434-3220277             Telephone：0434-3225822

In view that Party A is willing to provide liability guarantee for the debtor's debts stipulated numbered as_Jiecheng 0019222062000020120023 signed between Party B and Jilin Hengchang Agriculture Development Co., Ltd____ ("the debtor") .Party A and Party B enters into this contract by mutual consensus in accordance with relevant laws, rules and regulations, in order to abide by the implementation.

Article 1 Scope of suretyship, maximum debt limits and the period determining the claims

1 The scope of suretyship with the maximum range of mortgage is all the debts under the principle contract, including but not limited to disbursement of the principal and interest of debtor (including compound interest and penalty), liquidated damages, compensation payments, other funds that the debtor shall pay to Party B, all costs incurred for Party B to realize its security rights and suretyship (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notary fees, delivery service fees, advertising fees and legal fees, etc).
2 The maximum limit of the maximum liability under this Contract is RMB (amount capitalized): Ninety six million four hundred thousand. If Party A fulfills its warranty obligations under this Contract, the maximum credit shall be reduced correspondingly according to the fulfilled amount.
3 The period for creditor’s rights mortgaged with the highest value is determined to be effective validity of loan limit
4 Actual formation time of loans, advances, interests, costs or any other claims of Party B beyond the determined period of claim is still within the scope of suretyship.

Article 2 Mode of suretyship
Party A provides joint liability suretyship under this contract

Article 3 Guarantee period
1 The guarantee period under this contract is calculated from the date that Party B releases individual loan to debtors to two years after the maturity of this debt.
2 If Party B and the debtor reach an extension agreement on the debt period, the guarantee period is two years after the maturity of the extension agreement. The extension agreement does not require the approval of guarantor, which, however, still undertakes the joint suretyship liability.
3 If Party B announces the debt is at early maturity according to legal regulation or other provisions stipulated in the principal contract, the warranty period is till two years after the early maturity date of debts.

Article 4 The independence of this contract
The validity of the contract is independent of the principal contract. If the principal contract is ineffective, partially or wholly invalid, revoked or cancelled, it does not affect the validity of this contract. If the principal contract is ineffective, partially or wholly invalid, revoked or cancelled, Party A shall undertake the joint liability for the debtor's debt due to its return of properties or loss resulting from compensation.

Article 5 Change of principal contract
(A) If Party B and the debtor reach an agreement to change the terms of principal contract (including but not limited to extend the debt performance period or increase the principal of debt), Party A agrees to undertake the joint suretyship liability for the changed items under the principal contract without being notified in advance.

(B) The involved person changed
Party A’s suretyship liability shall not be reduced because either of the following conditions occurs:
1 Party B or the debtor has occurred restructuring, consolidation, merger, separation, increase or decrease in capital, joint ventures, rename or other situations
2 Party B entrusts the third party to fulfill its liabilities under the principle contract.

(C) If the creditor’s rights under the principal contract are transferred, its suretyship under the principal contract shall be transferred accordingly.

(D) Whereas the transfer of debt or liability under this Contract is ineffective, invalid, revoked, removed, Party A shall still assume suretyship liability to Party B in accordance with this Contract.

Article 6 Suretyship
1 If the debts under the principal contract is at the maturity, or Party B announces the debt is at early maturity according to stipulation of principal contract or the legal regulations, debtor has not fully repaid the debts, or debtor breaches other provisions of the principal contract, Party A shall undertake the joint suretyship liability.

If Party A cannot fully pay the amounts payable within the time limit of Party B, Party A shall pay for liquidated damages equivalent to _5_ ‰ of total payables from the overdue date to the fully repaid date. Under such circumstances, the amounts that Party A shall undertake the suretyship liability plus liquidated damages shall not be restricted to the maximum amount of liability of this contract.

2 Whether Party B has other security (including but not limited guarantee, mortgage, pledge, guarantees, standby letters of credit, etc.) to the creditor’s rights under the principal contract,  regardless of when the above guarantees is established and when it is valid, regardless of whether Party B is made to the claims of other guarantors, and regardless of whether Party B shall claim its rights, regardless of whether the third party agrees to assume the obligation in whole or in part under the principal contract, regardless of whether other guarantors are provided by the debtor himself, Party A’s suretyship under this Contract shall not be reduced or waived. Party B can directly request Party A to immediately notify party B of its serious difficulties in production and operation or deteriorating financial position, the failure of its legal representative or main person in charge’ in performing their duties, loss or possible loss of suretyship capacity for any reason, and Party A shall implement and ensure the suretyship is assumed, transferred or inherited, or provide new suretyship recognized by Party B to ensure the performance of principal contract.

3 Party A has changed its name, legal representative (person in charge), residence, business scope, registered capital or company (enterprise)’s articles of association, it shall notify Party B within seven working days after such change, together with related materials after the change.

Article 8 Other terms

1 Transfer the account payable
For all the amounts payable by Party A under this Contract, Party B has right to  transfer RMB or other Currency of the corresponding amount from the bank account opened in any branches of the China Construction Bank without the necessity to notify Party A in advance. For those who need to purchase/sell foreign currency, Party A has obligation to assist Party B to precede the formalities and the foreign exchange rate risk shall be borne by Party A.

2 Use of Information by Party A
Party A agrees that Party B can check Party A’s information from the above personal credit database approved to be established by the People’s Bank of China or competent department of credit industry or the relevant units, departments and individual and agrees Party B to provide Party A’s credit information to the credit database established upon the approval of the People’s Bank of China and competent department of credit industry. Party A agrees that Party B can reasonably use and disclose Party A’s information as per the business requirement

3 Collecting Overdue Payments by Announcement
If Party A occurs one of the following breach behaviors, Party B is entitled to report to relevant departments or organizations or collect overdue payment through news and media announcement.

4 Effectiveness of Evidence Recorded by Party B
Except that there is reliable, confirmative adverse evidence, the internal accounting records related to principal, interest, fees and repayment records, bills and evidence related to the drawdown, repayment or interest settlement procedures made or kept by Party B, records and evidence that Part B urges Party A to repay the loan, all constitute a valid proof of creditor and debtor relationship under this Contract. Party A shall not have discrepancy only because above records, bills, vouchers are kept or made unilaterally by Party B.

5 Rights reserved
The rights under this Contract do not affect or exclude any rights that Party B shall enjoy according to the law and regulations or other contracts. Any extension, toleration, favor to exercise any rights under this Contract or permit to delay of performance any obligation under this contract shall not be deemed as abandon of any rights or benefits under this Contract or permit or approval of any behaviors of breaching this Contract, nor limitation, hindrance or impeding to continue exercise its rights or other rights, nor leading that Party B shall undertake obligations and responsibilities to Party A.

Even if Party B does not exercise or delay to exercise any rights under the principal contract, or does not use up any remedies under the principal contract, Party A’s suretyship liability shall not be waived thereof. However, if Party B waives the debts under the principal contract, Party A’s suretyship liabilities under this principal contract shall be waived accordingly.

6 Dissolution or bankruptcy of the debtor
Party A is aware of that after it enters into dissolution or bankruptcy proceedings, it shall immediately notify the Party B for creditor’s rights, while they shall participate in the dissolution or bankruptcy proceedings in time, take priority to exercise right of recovery.. Party A knows or shall know that if debtor enters into dissolution or bankruptcy proceedings, but failed to take priority to exercise right of recovery, and its losses shall be borne by the Party A.

Notwithstanding sub-paragraph 2 of paragraph (f), in the debtor's bankruptcy proceedings, if Party B reached a settlement with the debtor, or agreed restructuring plan. The rights of Party B under this Contract shall not be impaired because of the settlement agreement or restructuring plan. Party A’s suretyship obligation shall be waived. Party A shall not be against Party B’s claims with the conditions that settlement agreement and restructuring plan. During this process, the creditor’s rights that Party B has made concessions, but has not been repaid, Party B has the right of requesting Party A to assume the joint liabilities.

7 Party A’S dissolution or bankruptcy
If Party A occurred dissolution or bankruptcy, even if Party B’s claims under the principal contract has not yet at maturity, Party B is entitled to participate in Party A’s liquidation or bankruptcy proceedings, and declare its right.

8 Where Party A’s mailing address or contact information has any change, Party A shall promptly notify Party B and shall bear any losses due to not prompt notification.

9 Settlement of disputes
Disputes arising from the performance of this contract by Party A and Party B shall be settled by them through negotiations. If negotiations fail in this purpose, method __1___ below shall be used for settlement.

(1) To resort to legal proceedings to settle the disputes at the court of the place where Party B is located.
(2) Submit________ to Arbitration Committee for arbitration (The place of arbitration _________). Arbitration is judged in accordance with the arbitration rules in effect. The arbitration award is final and binding on both parties.
During the litigation or arbitration period, the provisions that are not disputable in this contract shall be still fulfilled.

10 Conditions to Effect the Contract
This contract shall become effective after signature (or personal name seal) of Legal representative) or authorized representative; or official seal of the company (or contract seal) of Party A and signature of person in charge or authorized representative or official seal of Party B.

11 This contract is made into___six____original copies.

12 Other matters agreed
After receiving loan release notification from Party A, Party A can release loans to the borrower, otherwise, Party A shall undertake suretyship liabilities

Article 9 Representations and Warranties of Party A
1 Party A is clearly aware of the business scope and authorization privileges of Party B.
2 Party A has read all the terms of the contract and the principal contract. At the request of Party A, Party B has explained corresponding terms of this contract and the principal contract. Party A has fully understood the meaning of the main terms of the contract and its legal consequences
3 Party A has the legal qualifications of being a guarantor.
Party A’s suretyship under this Contract comply with the laws, administrative regulations, rules, and the Party A’s articles of association  or internal organized documentation, Party A has been approved by authoritative organizations within company or state’s authoritative organizations.  Party A shall assume all responsibilities related to Party A not authorized to sign this Contract, including but not limited to, full compensation for Party B’s loss.
4 Party A has fully confirmed if it has the qualification to sign principal contract and its assets, debts, management, privileges and reputation, etc.

Party A（seal）: Jilin Credit Guarantee
Investment Co., Ltd Siping Heat Exchanger Industry Branch Company
Legal representative（responsible person）or authorized agents（signature）：Chen Zhitao
February 20, 2012

Party B（seal）：China Construction Bank Co., Ltd Siping Branch
Responsible person or authorized agent（signature）：  Jiang Wenbo
February 20, 2012